          As filed with the Securities and Exchange Commission on August 4, 2000
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 VIROLOGIC, INC.
             (Exact name of registrant as specified in its charter)

                                ----------------

          Delaware                                       94-3234479
  (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                ----------------

                              270 East Grand Avenue
                          South San Francisco, CA 94080
                                 (650) 635-1100
                    (Address of principal executive offices)

                                ----------------

                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)



                                William D. Young
                             Chief Executive Officer
                                 ViroLogic, Inc.
                              270 East Grand Avenue
                          South San Francisco, CA 94080
                                 (650) 635-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Frederick T. Muto, Esq.
                           Christopher J. Kearns, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (858) 550-6000

                               CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                               Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be           Offering             Aggregate             Amount of
   to be Registered        Registered (1)     Price per Share (2)     Offering Price      Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $.001 per share         4,231,501 shares          $11.44            $48,418,207.00         $12,783.00
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are derived from (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 2000 Equity Incentive Plan and (b) the average of the high and low prices of Registrant's Common Stock on August 2, 2000 as reported on the Nasdaq National Market for the shares not yet subject to currently outstanding options under the 2000 Equity Incentive Plan and for shares issuable pursuant to the 2000 Employee Stock Purchase Plan.


-------------------------------------------------------------------------------------------------------------
                                                                 OFFERING PRICE PER    AGGREGATE OFFERING
             TYPE OF SHARES                 NUMBER OF SHARES           SHARE                  PRICE
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                  5,000                $0.32               $1,600.00
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                 25,915                $0.64              $16,585.60
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                  5,000                $0.80               $4,000.00
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                827,050                $3.14           $2,596,937.00
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                 90,220                $3.20             $288,704.00
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                224,477                $3.70             $830,564.90
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                174,888                $5.40             $944,395.20
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                 86,600                $7.00             $606,200.00
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to                109,750                $9.53           $1,045,917.50
outstanding options under the 2000
Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to              2,182,601               $15.6875        $34,239,553.19
options available for grant under the
2000 Equity Incentive Plan
-------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to the            500,000               $15.6875         $7,843,750.00
2000 Employee Stock Purchase Plan
-------------------------------------------------------------------------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by VIROLOGIC, INC. (the "Registrant" or the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The prospectus contained in the Form S-1 Registration Statement (No. 333-30896) filed by ViroLogic, Inc. with the Securities and Exchange Commission (the "Commission") on February 22, 2000, as amended through the date hereof (the "Form S-1").

        (b) The Company's latest quarterly report on Form 10-Q, as amended, filed with the Commission on June 15, 2000.

        All reports and other documents filed by the Company pursuant to Sections 12(g), 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

        Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. In addition, the Company's bylaws require it to indemnify its directors and executive officers, and allow it to indemnify its other employees and agents, to the fullest extent permitted by law. It has also entered into agreements to identify some of its directors and executive officers. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, executive officer, employee or agent where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.



                                       1.

                                    EXHIBITS

EXHIBIT
NUMBER
    4.1*     Amended and Restated Certificate of Incorporation

    4.2*     Bylaws

    4.3*     Specimen Stock Certificate

    4.4*     2000 Equity Incentive Plan.

    4.5* Form of Stock Option Agreement under the 2000 Equity Incentive Plan for options granted prior to the effectiveness of the Registration
             Statement on Form S-1 (No. 333-30896) originally filed on February
             22, 2000, as amended through the date hereof.

    4.6*     Form of Stock Option Agreement pursuant to the 2000 Equity
             Incentive Plan for options granted after the effectiveness of the Registration Statement on Form S-1 (No. 333-30896) originally filed on February 22, 2000, as amended through the date hereof.

    4.7      2000 Employee Stock Purchase Plan and related offering documents.

    5.1      Opinion of Cooley Godward LLP.

   23.1      Consent of Ernst & Young LLP, Independent Auditors.

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement

   24.1      Power of Attorney is contained on the signature pages.

--------------------------------------------------------------------------------
    *        Filed as an exhibit to Registration Statement on Form S-1 (No.
             333-30896) originally filed on February 22, 2000, as amended through the date hereof, and incorporated herein by reference.


                                  UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.



                                       2.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, County of San Mateo, State of California, on July 31, 2000.


                                         VIROLOGIC, INC.


                                         By:  /s/ William D. Young
                                              ----------------------------------
                                                    William D. Young
                                                 Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Young and Martin H. Goldstein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



                                       4.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                       TITLE                      DATE
              ---------                                       -----                      ----

/s/ William D. Young                               Chief Executive Officer and       July 31, 2000
------------------------------------                      Chairman
           William D. Young                       (Principal Executive Officer;
                                                     Principal Financial and
                                                       Accounting Officer)


/s/ Martin H. Goldstein                               President and Director         July 31, 2000
------------------------------------
         Martin H. Goldstein


/s/ Richard M. Beleson                                       Director                July 31, 2000
------------------------------------
          Richard M. Beleson


/s/ Anders Hove                                              Director                July 31, 2000
------------------------------------
             Anders Hove


/s/ Cristina Kepner                                          Director                July 31, 2000
------------------------------------
           Cristina Kepner


/s/ Albert L. Zesiger                                        Director                July 31, 2000
------------------------------------
          Albert L. Zesiger



                                       5.

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                                DESCRIPTION
  ------                                -----------
    4.1*   Amended and Restated Certificate of Incorporation

    4.2*   Bylaws

    4.3*   Specimen Stock Certificate

    4.4*   2000 Equity Incentive Plan.

    4.5* Form of Stock Option Agreement under the 2000 Equity Incentive Plan for options granted prior to the effectiveness of the Registration
           Statement on Form S-1 (No. 333-30896) originally filed on February
           22, 2000, as amended through the date hereof.

    4.6*   Form of Stock Option Agreement pursuant to the 2000 Equity Incentive
           Plan for options granted after the effectiveness of the Registration
           Statement on Form S-1 (No. 333-30896) originally filed on February
           22, 2000, as amended through the date hereof.

    4.7    2000 Employee Stock Purchase Plan and related offering documents.

    5.1    Opinion of Cooley Godward LLP.

   23.1    Consent of Ernst & Young LLP, Independent Auditors.

   23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
           Registration Statement

   24.1    Power of Attorney is contained on the signature pages.

     * Filed as an exhibit to Registration Statement on Form S-1 (No. 333-30896) originally filed on February 22, 2000, as amended through the date hereof, and incorporated herein by reference.